Exhibit 10.179

AMENDMENT NO. 1 TO AMENDED AND RESTATED
AIRCRAFT LEASE AGREEMENT

This Amendment No. 1 dated effective as of December 27, 2010 (“Amendment”), is the first amendment to that Amended and Restated Aircraft Lease Agreement (“Agreement”) dated effective as of February 25, 2005, between GCI Communication Corp., an Alaska corporation (“GCI” and “Lessee”) and 560 Company, Inc., an Alaska corporation (“Lessor”).

Now, therefore, Lessor and Lessee agree as follows:

I.
Return of/Condition of Aircraft.  In consideration of $350,000 to be paid by Lessee to Lessor on or before December 31, 2010, the parties agree that the Astra may be returned to Lessor at any time in the same condition as it is in on December 27, 2010, ordinary wear and tear excepted.

II.	Ratification. All other terms and conditions of the Agreement remain in full force and effect.

III.	Counterpart Signatures. This Agreement may be signed in counterparts, the compilation of which shall be considered as one document.

In witness whereof, Lessor and Lessee have caused this Amendment to be duly executed by their respective officers as of December 27, 2010.

560 Company, Inc.

By:       /s/ Ronald A. Duncan
Ronald A. Duncan, President

GCI Communication Corp.

By:        /s/ John M. Lowber
John M. Lowber
Senior Vice President,
Chief Financial Officer and Treasurer